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                                                                   Exhibit 10.45

                        AGREEMENT TO AMEND SUBLEASE AND
                             CONSENT TO ASSIGNMENT

     THIS SUBLEASE AMENDMENT AGREEMENT AND CONSENT TO ASSIGNMENT (the "Agreement"), dated as of April 2, 1998, is entered into among MAPLE PROPERTIES COMPANY, L.L.C., an Illinois limited liability company having an address c/o Tinicum Incorporated, 800 Third Avenue -- 40th Floor, New York, NY 10022 ("MPC"), SALERNO FOODS, L.L.C., a Delaware limited liability company, having an address at 2070 Maple Street, Des Plaines, Illinois ("Salerno") and Delicious Frookie Company, Inc., a Delaware corporation ("DEC").

                                    RECITALS

     WHEREAS, reference is made to a certain lease (the "ElectroCom Lease"), dated as of June 9, 1994, between MPC, successor-in-interest to Am Properties Corporation ("AMP") as owner of certain real estate known as 2070 Maple Street, Des Plaines, Illinois (the "Property"), as landlord, and ELECTROCOM AUTOMATION, INC.("ElectroCom"), as tenant, pursuant to which ElectroCom leased from MPC certain premises at the Property comprising approximately 54,500 square feet (the "Premises").

     WHEREAS, reference is made to a certain sublease (the "Sublease") dated March 25, 1995 between ElectroCom, as sublessor,and Salerno, as sublessee, pursuant to which ElectroCom subleased to Salerno approximately 44,500 square feet of the Premises (the "Subleased Premises").

     WHEREAS, reference is made to an oral license (the "Furniture License") pursuant to which ElectroCom agreed to permit Salerno to use a portion of the "ElectroCom Furniture" (as defined below).

     WHEREAS, pursuant to an Assignment and Assumption Agreement (the "E-Com Assignment") dated as of May 19, 1997, ElectroCom assigned to MPC certain rights and interests, including its interest in the Lease and Sublease, and sold to MPC all of its right, title, and interest in and to office furniture and furnishings located at the Premises that were previously owned or had been used by ElectroCom (the "ElectroCom Furniture");


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     WHEREAS, reference is made to a certain lease (the "HIGH BAY LEASE") dated
August 17, 1997, and amended by a letter dated September 9, 1997 and by Memos of October 15 and 17, 1997, between MPC, as landlord, and Salerno, tenant, pursuant to which MPC subleased to Salerno a portion of the unit known as 1750 Birchwood Avenue, Des Plaines (the "HIGH BAY PREMISES"); the foregoing letter of September 9, 1997 amending the Sublease as well;

     WHEREAS, Salerno has entered into an agreement to sell, transfer and convey substantially all of its business and operating assets to the DFC;

     WHEREAS, at a March 19, 1998 meeting at the Sublease Premises, Ron Davies of Salerno requested that MPC consent to Salerno's assignment of the Sublease, the High Bay Lease and the Furniture License to DFC (the Sublease and the High Bay Lease being referred to collectively as the "SUBJECT AGREEMENTS");

     WHEREAS, MPC and DFC have discussed the possibility of terminating the Sublease with DFC's taking a lease of the entire Premises (54,500 SF) for a term of 5 to 6 years at rents as described below, but no agreement has been reached concerning this arrangement;

     WHEREAS, MPC agrees to consent to Salerno's assignment of its rights under the Subject Agreements to DFC, it being understood that such consent is subject to all of the limitations set forth below, including but not limited to execution and delivery of this Agreement by MPC, Salerno and DFC.

     NOW THEREFORE, MPC, Salerno and DFC agree as follows:

  1. POSSIBLE NEW LEASE TO DFC. MPC and DFC have discussed the possibility of terminating the Sublease with DFC's taking a lease of the entire Premises (54,500 SF) plus a license to use the ElectroCom Furniture on terms and conditions substantially as set forth in the Lease, but with an unexpired lease 5 to 6 years. MPC is interested in making such a lease at rents as provided in the Lease with a starting monthly Base Rent (as defined in the Lease) of $26,000.00 ($5.72 PSF) with escalations of 3% per annum, provided that DFC completes a recapitalization that renders DFC's equity capital satisfactory to MPC. It is MPC's understanding that the Premises can be delivered to DFC vacant or with Phillips and Gard to remain as


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subtenants of DFC (MPC believes that the space can also be delivered with
Phillips and Gard to remain but with the Gard offices at the south (front) end vacated). Gard and Phillips presently pay combined rents of $2,250.00 per month under month-to-month leases. MPC and DFC acknowledge and agree that no agreement has been reached regarding such a lease or the subject matter of this Paragraph and that neither party has any obligation to the other regarding the same.

      2. AMENDMENT OF SUBLEASE. The Sublease is hereby amended to give MPC the right to terminate the same on not less than ninety (90) days' prior written notice, provided that the effective date of any termination by MPC resulting from MPC's exercise of such rights shall not be prior to July 1, 1998. If MPC gives such a notice to the sublessee thereunder, the Sublease shall terminate and expire on the date specified in that notice.

      3. CERTAIN DAMAGE BY SALERNO. Salerno acknowledges that it is responsible for certain damage to the Sublease Premises and the High Bay Premises, including but not limited to the damage to the Sublease Premises and the High Bay Premises described on Exhibits 1 and 2 attached hereto and made a part hereof. On account of the same and as further consideration for MPC's consent to the assignment of the Subject Agreements to DFC, within ten days of the date hereof, DFC agrees to

            (i) pay $5,000 to MPC in exchange for MPC's taking full responsibility and releasing Salerno and (DFC as assignee) under the Sublease for (x) any repair or replacement of conditions described on
      Exhibit 2 as damaged in the High Bay Premises and (y) replacement of two of the columns shown as damaged on Exhibit 1; and

            (ii) pay a further $5,000 to MPC to increase the Security Deposit held by MPC under the Sublease to $20,500.

In exchange for the foregoing and the other consideration that it receives under this Agreement, MPC agrees to release Salerno from liability that Salerno has under the Subject Agreements for damages to the Sublease Premises or the High Bay Premises. Notwithstanding the foregoing, it is understood and agreed that nothing


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in this Section 3 shall affect the obligations of DFC as assignee of the
Subject Agreements, except for the release set forth in the foregoing clause(i).

      4. SALERNO CERTIFICATIONS. Salerno certifies and/or covenants to and for the benefit of MPC as follows:

            (a) (i) The High Bay Lease is "month-to-month" and is terminable on at least twenty-one (21) days prior written notice, and (ii) in the event of an MPC termination of the same, Salerno understands that (x) time shall be of the essence as to Salerno's (the tenant's) obligation to surrender the same in accordance with the terms of that Lease and (y) MPC may be materially harmed by any failure of Salerno (the tenant thereunder) to comply with the same; and

            (b) (i) Salerno has no right, title or interest in and to any of the ElectroCom Furniture other than a license to use the same so long as the Sublease is in effect and (ii) that license is subject to the condition that Salerno return the same to MPC in good condition, reasonable wear and tear excepted.

      5. ASSIGNMENT. Salerno does hereby assign unto DFC all of Salerno's right, title and interest in and to the Subject Agreements and this Agreement, and DFC hereby accepts the foregoing assignment.

      6. ASSUMPTION. DFC hereby expressly assumes and agrees to perform and discharge all of the terms, covenants, undertakings, conditions and obligations of, or binding, upon Salerno under and pursuant to the Subject Agreements and this Agreement, and all liabilities and obligations resulting therefrom.

      7. DFC PAYMENTS. DFC acknowledges that the rents set forth in the Sublease are below the market value of Salerno's rights under the Sublease, leaving aside the substantial value to DFC of Salerno's assignment to DFC of Salerno's license to use the ElectroCom Furniture. Therefore, in consideration of and as a condition of MPC's grant of consent to the assignment to DFC of the Subject Agreements, in addition to any other charges payable by DFC as assignee under the Sublease and High Bay Lease, DFC agrees to pay to MPC $6,500.00 per month (pro-rated for any partial month) for the period commencing on the date hereof through and including the termination or other expiration of the Sublease. It is expressly understood and agreed by the

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parties hereto that Salerno shall in no event be responsible for the obligations of DFC set forth in this Paragraph.

            8. MPC CONSENT. Based on the foregoing and the further provisions of this Agreement, MPC hereby consents to Salerno's assignment of the Subject Agreements to DFC, provided that such consent shall not release Salerno from its obligations under the Subject Agreements except to the extent expressly provided in Section 3 hereof.

            9. INDEMNITY. MPC, Salerno and DFC each agree to indemnify, defend and hold harmless the other two parties hereto from and against any and all claims, costs, expenses or liability, including but not limited to reasonable attorneys' fees and expenses, to the extent caused by a breach by the indemnifyng party of any covenant, agreement, warranty, representation or other obligation under this Agreement.

            10. CONTINUED EFFECTIVENESS OF THE SUBJECT AGREEMENTS. Except as expressly amended herein, all of the other terms and conditions of the Subject Agreements shall remain in full force and effect.

            11. COUNTERPART EXECUTION. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, it being understood that delivery of executed signature pages by telecopier shall be deemed permissible.

            12. EXECUTION OF THIS AGREEMENT BY MPC. The submission by MPC of this Agreement for examination and negotiation does not constitute an offer by MPC to consent to the foregoing assignment or an option to do so.





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This Agreement shall become effective and binding only upon the execution and delivery hereof by all of MPC, Salerno and DFC.

     IN WITNESS WHEREOF, MPC, Salerno and DFC evidence their agreement to the foregoing by executing this Agreement in the spaces indicated below.

                         MPC:      MAPLE PROPERTIES COMPANY, LLC
                                     an Illinois limited liability company

                              * consent and agreement by MPC as aforesaid provided the following are delivered to MPC on or before Wednesday, April 8, 1998:
                                   (i) good check(s) and/or wire transfers
                                   totalling $39,466.67 for the items set
                                   forth on attached Exhibit 3 and (ii)
                                   pro-forma balance sheet for [DFC] showing financial position for the combined Salerno/DFC entities as of the consummation of their combination. If not timely received, consent null and void. Time is of the essence as to receipt.

                                                  JS for MPC
                                                  4-3-98

                                   BY: AMERICAN PROPERTIES CORPORATION, its
                                       manager

                                       BY: /s/ Jamil Simon
                                           --------------------------------
                                               JAMIL SIMON
                                               PRESIDENT

                         SALERNO:  SALERNO FOODS, L.L.C.
                                     a Delaware limited liability company

                                   BY:  /s/ Ron Davies, Jr.
                                      --------------------------------------
                                            RON DAVIES, JR.,
                                            PRESIDENT

                         DFC       DELICIOUS FROOKIE COMPANY, INC.
                                     a Delaware corporation


                                   BY:  /s/ Michael J. Kirby
                                      --------------------------------------
                                            MICHAEL J. KIRBY
                                            PRESIDENT

                                                                       Exhibit 3

                               WIRE INSTRUCTIONS

To wire payment to Maple Properties, you will need the following information:


Bank Name:                  Citibank, N.A.
                            Citicorp Center
                            153 East 53rd Street
                            New York, NY  10043

ABA Number:                 021-000-089

Account name:               Maple Properties Company, L.L.C.
Account Number:                     4336-2351
Account Type:               IMMA


                                                    $39,466.67
                                                    ==========





SALERNO FOODS, L.L.C.     - Base Rent/monthly             $15,500.00
2070 Maple Street         - Additional Rent/monthly       $ 1,800.00
                          - High bay rent/monthly         $ 5,666.67
                          - Repairs (Sec 3 of Consent)    $ 5,000.00
                          - Increase in Security Deposit  $ 5,000.00
                          - DFC Payment/monthly           $ 6,500.00
                                                          ----------
                                                          $39,466.67